SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ATERIAN, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On July 13, 2026, Aterian, Inc. (the “Company”) recorded the below communication for use by Laurel Hill Advisory Group (“Laurel Hill”), the Company’s proxy solicitor, in connection with the pending sale of substantially all of the Company’s assets to Trademark Global, LLC (the “Asset Sale”) and the issuance of shares of the Company’s common stock, par value $0.0001 per share, to David Lazar upon conversion of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock (the “Investment Transaction”). The following is a copy of the script of such communication.

Hello, this is Arturo Rodriguez, Chief Executive Officer of Aterian. I'm reaching out with an URGENT CALL TO ACTION.

ONLY 285,000 VOTES OR 2.7% SEPARATES STOCKHOLDERS FROM SECURING VALUE.

Without Approval of the Asset Sale Proposal there is a material risk that common stockholders will receive very little value, if any at all.

Our special meeting of stockholders was convened on July 10, 2026, but we did not yet have enough votes in hand to approve the Asset Sale Proposal, so the meeting has been adjourned to Friday, July 17, 2026 at 9:30 a.m. Eastern Time to be held via live webcast.

Our Board of Directors has unanimously approved two transformative transactions that together represent a clear, actionable path to delivering real value back to you: an $18 million sale of our marquee brand portfolio with an expected return between $0.85 and $1.14 per share to stockholders, plus a $7 million strategic investment that positions the Company for the next chapter of growth.  Without approval of the Asset Sale Proposal, there is a material risk that holders of the Company’s common stock will receive very little value, if any at all.

Time is running out, and your vote is critical to pass the Asset Sale Proposal.

If you have not yet voted, please do so today using one of the following methods:

●	Live Voting Polls at 888.742.1305; the Polls close at 6:00 PM EST on Thursday, July 16, 2026.

●	Online Voting at www.proxyvote.com. If you have a proper control number, online voting closes at 11:59 PM EST on Thursday, July 16, 2026.

If you have already voted, thank you, you do not need to take any further action.  However, please do remind other stockholders of the importance of this vote.  Stockholders who wish to change or revoke a previously submitted vote may do so at any time before the polls close at the reconvened special meeting.

You can call our proxy solicitor, Laurel Hill Advisory Group, toll-free at 888.742.1305, Monday through Friday between 9:00 AM and 6:00 PM Eastern Time. They can help you cast your vote over the phone in just a few minutes, at no cost to you.

Thank you for your continued support of Aterian.

On July 13, 2026 the Company began distributing the below email communication in connection with the Asset Sale and the Investment Transaction. The following is a copy of the email communication.

WE NEED YOUR VOTE URGENTLY

Without Approval of the Asset Sale Proposal There is a Material Risk That

Common Stockholders Will Receive Very Little Value, if Any at All

July 13, 2026

Dear Stockholder,

The special meeting of Aterian stockholders convened on July 10, 2026 has been adjourned to Friday, July 17, 2026 at 9:30 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/ATER2026SM and we still need your vote. There are only a few days left to submit and have your vote counted before the polls close.

“We need stockholders to act today. Every vote counts and your vote is critical to approve the Asset Sale proposal. The Company currently needs only 285,000 more votes, or approximately 2.7% of total common stock outstanding, to approve the Asset Sale proposal that would provide critical value back to stockholders. Without approval of the Asset Sale proposal, there is a material risk that holders of the Company’s common stock will receive very little value, if any at all,” stated Arturo Rodriguez, Chief Executive Officer of Aterian.

Time Is Running Out! Every Vote Counts! No Matter How Many Shares You Own, Your Vote Is Critical.

●	Vote By Phone: Call Laurel Hill Advisory Group toll-free at 888.742.1305 to cast your vote verbally at no cost to you. Telephone polls close at 6:00 PM EST on Thursday, July 16, 2026.
●

Vote Online: Visit www.proxyvote.com or follow the instructions provided to you on your proxy card to vote via the internet. Online voting can process through Thursday, July 16, 2026, until 11:59pm EST with the control number that was included with your proxy materials.

●	Need your control number? If you have misplaced your proxy card or cannot locate your control number, please contact your broker directly for assistance.

Please call our proxy solicitor, Laurel Hill Advisory Group, as soon as possible at 888.742.1305. They can answer your questions and help you cast your vote directly over the phone in minutes.

Our Board of Directors has unanimously approved two transformative transactions that together represent a clear, actionable path to delivering real value back to you: an $18 million sale of our marquee brand portfolio (the “Asset Sale”) with an expected return between $0.85 and $1.14 per share to stockholders, plus a $7 million strategic investment that positions the Company for the next chapter of growth (the “Investment Transaction”). To secure the opportunity for this return to our stockholders, we need every stockholder to vote.

If you have not yet voted, please don't wait. Every day that passes brings us closer to the Thursday, July 16, 2026 deadline, and every vote is important.

Sincerely,

Arturo Rodriguez
Chief Executive Officer

On July 13, 2026, the Company issued a press release in connection with the Asset Sale and the Investment Transaction. The following is a copy of the press release.

ATERIAN ISSUES URGENT CALL TO ACTION:

ONLY 285,000 VOTES OR 2.7% SEPARATES STOCKHOLDERS FROM SECURING VALUE

●   Without Approval of the Asset Sale Proposal There is a Material Risk That Common Stockholders Will Receive Very Little Value, If Any At All

●   Company Adjourns Special Meeting to July 17, 2026

Summit, NJ– July 13, 2026 – Aterian, Inc. (NASDAQ: ATER) (“Aterian” or the “Company”) today issued an urgent message to its stockholders announcing that it has adjourned its originally scheduled Special Meeting of Stockholders from July 10, 2026 to July 17, 2026 at 9:30 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/ATER2026SM (the “Special Meeting”). The upcoming Special Meeting represents the final chance for stockholders to cast their votes.

“We need stockholders to act today. Every vote counts and your vote is critical to approving these transactions. Without the approval of the Asset Sale proposal, the risk to holders of Aterian common stock of receiving very little value, if any at all, is very high. If you have not yet voted, please do so today,” stated Arturo Rodriguez, Chief Executive Officer of Aterian.

The key proposals to be approved at the Special Meeting relate to the pending sale of substantially all of the assets of the Company's marquee brand portfolios to Trademark Global, LLC (the “Asset Sale”) and the issuance of shares of the Company’s common stock to David Lazar upon conversion of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series AAA Convertible Non-Redeemable Preferred Stock (the “Investment Transaction”).

The Asset Sale and the Investment Transaction together represent a clear, actionable path to delivering real value back to stockholders: an $18 million sale of our marquee brand portfolio anticipated to return between $0.85 and $1.14 per share to stockholders, plus a $7 million strategic investment that positions the Company for the next chapter of growth. Both leading independent proxy advisors, Glass, Lewis & Co. and Institutional Shareholder Services Inc., have issued reports recommending that Aterian stockholders vote for the Asset Sale. Without approval of the Asset Sale proposal, there is a material risk that holders of the Company’s common stock will receive very little value, if any at all.

HOW TO VOTE

Stockholders are urged to vote by July 16, 2026 6:00pm EST deadline using any of the following methods:

●	By Phone: Call Laurel Hill Advisory Group toll-free at 888.742.1305 to cast your vote verbally at no cost to you. Telephone polls close at 6:00 PM EST on Thursday, July 16th.
●

Online: Visit www.proxyvote.com or follow the instructions provided to you on your proxy card to vote via the internet. Online voting can process through July 16, 2026 until 11:59pm EST with the control number that was included with your proxy materials.

●	Need your control number? If you have misplaced your proxy card or cannot locate your control number, please contact your broker directly for assistance.

Stockholders who have questions about the proposals to be voted on at the Special Meeting or need assistance casting their vote should contact Laurel Hill Advisory Group:

●	Attn: John J. DePinto Jr.
●	Toll-Free: 888.742.1305
●	Direct/International: 516.933.3100
●	Email: ATER@laurelhill.com

YOUR PREVIOUSLY SUBMITTED VOTE WILL BE COUNTED

If you have already voted, thank you, you do not need to take any further action. However, please do remind other stockholders of the importance of this vote. Stockholders who wish to change or revoke a previously submitted vote may do so at any time before the polls close at the reconvened Special Meeting.

Participants in the Solicitation

Aterian and its directors and executive officers may be deemed “participants” in any solicitation of proxies from Aterian’s stockholders with respect to the Asset Sale and the Investment Transaction. Information regarding the identity of Aterian’s directors and executive officers, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 23, 2026. Information regarding subsequent changes to the holdings of Aterian’s securities by Aterian’s directors and executive officers can be found in filings on Forms 3, 4, and 5, which are available on the SEC’s website at www.sec.gov. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement relating to the Asset Sale and the Investment Transaction, filed with the SEC on June 9, 2026, as such proxy statement may be supplemented from time to time. The proxy statement, as well as Aterian’s other public filings with the SEC, may be obtained without charge on the SEC’s website at www.sec.gov and on the investor relations section of the Company’s website at www.aterian.io.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a consumer products company that builds and acquires leading e-commerce brands across multiple categories, including home and kitchen appliances, health and wellness, and air quality devices. The Company sells across the world’s largest online marketplaces, including Amazon, Walmart, and Target as well as its own direct-to-consumer websites. Aterian’s brands include Mueller Living, PurSteam, hOmeLabs, Squatty Potty, Healing Solutions, and Photo Paper Direct. To learn more, visit www.aterian.io.

Forward-Looking Statements

All statements other than statements of historical facts included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Examples of these forward-looking statements include statements concerning the proposed Asset Sale, the Investment Transaction, the transactions contemplated thereby, the timing of completing the proposed transactions, the potential benefits of the proposed transactions and the declaration and timing of any potential dividend or distribution of contingent value rights. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, among others: the terms, structure, benefits and costs of each of the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing; the timing of such transactions and whether such transactions will be consummated at all; the risk that the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing, and the announcement of the same, could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk that the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the Asset Sale, the Investment Transaction, and the transactions contemplated by each of the foregoing; the risk that any anticipated distributions of proceeds (whether via a dividend or contingent value right) may not be declared and paid; the risk of any litigation relating thereto; the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive developments and general economic, political, business, industry, regulatory and market conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies; our ability to continue as a going concern; our ability to maintain the listing of our common stock on Nasdaq; our ability to meet financial covenants with our lenders; our business model and our technology platform; reliance on third party online marketplaces; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed transactions, Aterian has filed a definitive proxy statement with the SEC and has mailed the definitive proxy statement and related materials to stockholders of record. The proposed transactions will be submitted to Aterian stockholders for their approval. Aterian may also file other documents with the SEC regarding the proposed transactions. The definitive proxy statement contains important information about the proposed transactions and related materials. This document is not a substitute for the proxy statement filed with the SEC or any other documents that Aterian may file with the SEC or send to Aterian stockholders in connection with the proposed transactions. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of the proxy statement and all other documents filed, or that will be filed, by Aterian with the SEC through the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Aterian will be made available free of charge on Aterian’s website at www.aterian.io or by directing a request to Investor Relations at ir@aterian.io.

Investor Contact:

The Equity Group

●	Devin Sullivan, Managing Director: Devin.Sullivan@theequitygroup.com
●	Conor Rodriguez, Associate: Conor.Rodriguez@theequitygroup.com